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                                                                   EXHIBIT 10.36

                                                                      Grant ____

   THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES ISSUED PURSUANT TO THE AKORN INC 2003 STOCK OPTIONS PLAN WHICH WILL BE REGISTERED WITH
    UNDER THE SECURITIES ACT OF 1933 UPON SHAREHOLDER APPROVAL OF THE PLAN.

                 AKORN INC. NON-QUALIFIED STOCK OPTION AGREEMENT


Name
Address

                  RE: Options to purchase ______ shares of common stock of Akorn, Inc. at $_____ per share granted on the ___ (day of the month, year) ___ ("Grant Date")

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made by and between Akorn, Inc., a Louisiana corporation ("Corporation"), and ________ ("Optionee").

         NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Corporation and Optionee agree as follows:

         1. Grant of Option. The Corporation hereby grants to Optionee, subject to all the terms and provisions of the Akorn, Inc. 2003 Stock Option Plan dated November 6, 2003, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference ("Plan"), the right, privilege and option ("Option") to purchase ___(written number)____(number)____ shares of its common stock ("Stock") at $_____ per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

         2. Time of Exercise of Option. Options are immediately exercisable with respect to one-fourth (1/4) of the shares covered thereby and become exercisable with respect to an additional one-fourth (1/4) of the shares covered thereby on each of the first (1st), second (2nd) and third (3rd) anniversary dates of the date of grant. Any exercise may be with respect to any part or all of the shares then exercisable pursuant to such Option, provided that the minimum number of shares exercisable at any time shall not be less than one hundred (100) shares or the balance of shares for which the Option is then exercisable. Options will expire and may not be exercised after five (5) years from the date of the grant.

         3. Method of Exercise. The Option shall be exercised by Optionee as set forth in Sections 5.4 and 5.5 of the Plan.

         4. Restrictions on Exercise and Delivery. The exercise of each Option shall be subject to the condition that, if at any time the Committee shall determine, in its sole and absolute discretion,


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                  (a) the satisfaction of any withholding tax or other
                      withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

                  (b) the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

                  (c) the consent or approval of any regulatory body is
                      necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,

Then, in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Optionee shall execute such documents and take such other actions as are required by the Committee to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Corporation nor any officer or director, or member of the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

         5. Termination of Option. Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

                  (a) the dissolution or liquidation of the Corporation;

                  (b) the expiration of five (5) years from the date of the
                      grant of the Option hereunder;

                      the breach by Optionee of any provision of this Agreement;

                  (c) as more fully set forth in Section 3.3 of the Plan, 6
                      months after an Optionee's death; or

                  (d) as more fully set forth in Section 6.2 of the Plan, in the event of a Capital Transaction.

         6. Nonassignability. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by Optionee. Any transfer by Optionee of any Option granted under the Plan or this Agreement shall void such Option and the Corporation shall have no further obligation with respect to such Option. No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.


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         7. Restrictions on Transfer of Shares Acquired. Optionee represents and warrants to the Corporation that he will not transfer the Stock in violation of the provisions of any applicable securities statute or regulation.

         8. Representation Letter. Upon execution of this Agreement, the Optionee will deliver to the Corporation the grant representation letter set forth on Exhibit "A" of the Plan, as such Exhibit may be amended by the Committee from time to time. Upon any exercise of the Option, the Optionee will deliver to the Corporation the exercise representation letter set forth on Exhibit "B" of the Plan, as such Exhibit may be amended by the Committee from time to time. The Optionee also agrees to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

         9. Rights as Shareholder. Neither Optionee nor his/her executor, administrator, heirs or legatees, shall be, or have any rights or privileges of, a shareholder of the Corporation in respect of the Stock, unless and until certificates representing such shares shall have been issued in Optionee's name.

         10. No Right of Employment. Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any Optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.

         11. Mandatory Arbitration. In the event of any dispute between the Corporation and Optionee regarding this Agreement or the Plan, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in Chicago, Illinois, by a panel of three arbitrators (each party shall choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of a majority of the arbitrators shall be final and binding upon the parties. All costs of the arbitration and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

         12. Definitions. Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.

         13. Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an Optionee shall be addressed to such Optionee at the address maintained by the Corporation for such person or at such other address as the Optionee may specify in writing to the Corporation.

         14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns.

         15. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.


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         16. Descriptive Headings. Titles to Sections are solely for information purposes.

         17. Application of Plan. The Corporation has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

         IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be, ________(Grant Date)____.


                                       AKORN, INC., a Louisiana corporation



                                       By:______________________________________
                                       Neill E. Shanahan, Vice-President,
                                       Human Resources


                                       OPTIONEE


                                       _________________________________________


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